UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event report):  August 21, 2007 (August 15, 2007)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

One Riverway, Suite 2100

Houston, Texas 77056

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 15, 2007, Geokinetics Inc., a Delaware corporation, (the “Company” or “Geokinetics”) entered into a termination agreement dated August 15, 2007 with David A. Johnson, its President and Chief Executive Officer, (the “Termination Agreement”). The following description is qualified by reference to the Termination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Pursuant to the terms of the Termination Agreement, Mr. Johnson will receive a severance benefit in the amount of $1,400,000, payable over the two-year period beginning September 1, 2007 (in accordance with the terms of his Employment Agreement dated March 8, 2007). Mr. Johnson's health and other benefit programs will continue during this two-year period. In addition, all restrictions were lifted from the 50,000 shares of restricted stock granted to Mr. Johnson on March 8, 2007, and the vesting of the final one-third of an award of 25,000 non-qualified stock options granted on December 1, 2005, was accelerated. As required by his Employment Agreement, Mr. Johnson expressly agreed not to compete in the seismic service industry for a period of two years after termination of his employment and to execute the Company’s non-disclosure and confidentiality agreements with respect to Company proprietary or confidential information.  A copy of Mr. Johnson’s Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 14, 2007.

Mr. Johnson also resigned as director of Geokinetics as of August 15, 2007. A copy of the resignation letter is attached to this Current Report on Form 8-K as Exhibit 17.1

On August 16, 2007, the Company issued a press release announcing the appointment of Richard F. Miles to the positions of President and Chief Executive Officer, effective August 15, 2007, and the resignation of David A. Johnson as President and Chief Executive Officer, effective immediately. Mr. Miles did not execute a new employment agreement and his employment agreement dated July 13, 2006, which has been previously filed, is still in effect. A copy of the press release is attached as Exhibit 99.1 hereto, the contents of which are furnished in its entirety.  Mr. Miles has served as the Chief Operating Officer of the Company since March 5, 2007.   He served as President - International Seismic Operations since the acquisition of Grant Geophysical, Inc. (“Grant”) by the Company on September 8, 2006.  Prior to joining the Company, Mr. Miles served as President and Chief Executive Officer of Grant since January 2001.  Mr. Miles was a Director of Kelman Technologies, Inc. from 2003 until September 2006.

ITEM 7.01             Regulation FD Disclosure

On August 21, 2007, the Company issued a press release announcing the participation of Richard F. Miles, the Company’s President and Chief Executive Officer, and Scott A. McCurdy, the Company’s Vice President and Chief Financial Officer, in the 12th Oil and Gas Conference hosted by Enercom Inc. on Tuesday, August 21, 2007, starting at 5:15 p.m. Mountain Time at the Westin Tabor Center, Denver, CO. The press release is attached hereto as exhibit 99.2, the contents of which are furnished in its entirety. A copy of the presentation to be made at the Conference is attached hereto as Exhibit 99.3.

The information in Item 7.01 of this Current Report on Form 8-K, including the exhibits, is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1932, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01                                       Financial Statements and Exhibits.

(c)                                    Exhibits

10.1         Termination Agreement by and between Geokinetics Inc. and David A. Johnson dated August 15, 2007, in accordance with the Employment Agreement dated March 8, 2007, previously filed as Exhibit 10.1 to the Form 8-K dated March 14, 2007, which is incorporated by reference to this Exhibit 10.1.

17.1         Resignation Letter from David A. Johnson

99.1         Press Release dated August 16, 2007, announcing Geokinetics’ appointment of new President and Chief Executive Officer.

99.2         Press Release dated August 21, 2007, announcing Geokinetics’ participation in 12th Oil and Gas Conference hosted by Enercom on August 21, 2007.

99.3         Presentation for the 12th Oil and Gas Conference hosted by Enercom.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: August 21, 2007	By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President and Chief Financial Officer

3